                                                                    EXHIBIT 10.1



                          MASTER TRANSACTION AGREEMENT

                                    BETWEEN

                            EQUISTAR CHEMICALS, LP,

                              OCCIDENTAL PETROLEUM
                                  CORPORATION,

                         LYONDELL PETROCHEMICAL COMPANY

                                      AND

                           MILLENNIUM CHEMICALS INC.

                               TABLE OF CONTENTS

                                                                           PAGE

SECTION 1      RELATED AGREEMENTS AND CLOSING                                2
    1.1        Tier 1 Related Agreements                                     2
    1.2        Tier 2 Related Agreements                                     2
    1.3        Closing Date                                                  2
    1.4        Partnership Long-term Debt                                    2
    1.5        Closing Transactions                                          2

SECTION 2      REPRESENTATIONS AND WARRANTIES                                3
    2.1        Representations and Warranties of the Partnership             3
    2.2        Representations and Warranties of Occidental                  8
    2.3        Representations and Warranties of Lyondell                   11
    2.4        Representations and Warranties of Millennium                 13

SECTION 3      ADDITIONAL AGREEMENTS                                        15
    3.1        Access to Information                                        15
    3.2        Conduct of the Occidental Subject Business Pending the
                Closing Date                                                15
    3.3        Conduct of the Partnership Subject Business Pending the
                Closing Date                                                17
    3.4        Further Actions                                              18
    3.5        Notifications                                                20
    3.6        Employee Matters                                             20
    3.7        Partnership Unanimous Consent Items                          20

SECTION 4      CONDITIONS TO CLOSING                                        21
    4.1        Conditions Precedent to Obligations of All Parties           21
        (a)    No Injunction, etc.                                          21
        (b)    Tier 2 Related Agreements                                    21
        (c)    Government Licenses and Consents                             21
        (d)    HSR Act                                                      21
    4.2        Conditions Precedent to Obligations of the Partnership       21
        (a)    Accuracy of Representations and Warranties                   22
        (b)    Performance of Agreements                                    22
        (c)    No Material Adverse Change                                   22
        (d)    Officer's Certificates                                       22
    4.3        Conditions Precedent to Obligations of Occidental            22
        (a)    Accuracy of Representations and Warranties                   22
        (b)    Performance of Agreements                                    22
        (c)    No Material Adverse Change                                   23
        (d)    Board of Directors Approval                                  23
        (e)    Officer's Certificates                                       23
        (f)    Third Party Consents                                         23

SECTION 5      TERMINATION AND WAIVER                                       23
   5.1         General                                                      23
   5.2         Effect of Termination                                        24

SECTION 6      MISCELLANEOUS                                                24
   6.1         Successors and Assigns                                       24
   6.2         Benefits of Agreement Restricted to Parties                  24
   6.3         Notices                                                      24
   6.4         Severability                                                 25
   6.5         Press Releases                                               25
   6.6         Confidentiality Agreement                                    26
   6.7         Construction                                                 26
   6.8         Counterparts                                                 26
   6.9         Governing Law                                                26
   6.10        Transaction Costs                                            26
   6.11        Amendment                                                    27
   6.12        Jurisdiction; Consent to Service of Process; Waiver          27
   6.13        Waiver of Jury Trial                                         28
   6.14        Action by the Partnership                                    28

APPENDICES

Appendix A     Definitions
Appendix B     List of Related Agreements

SCHEDULES

Schedule 2.1    Exceptions to Representations and Warranties of the
                 Partnership
Schedule 2.2    Exceptions to Representations and Warranties of Occidental
Schedule 2.3    Exceptions to Representations and Warranties of Lyondell
Schedule 2.4    Exceptions to Representations and Warranties of Millennium
Schedule 4.3(f) Occidental Consents
Schedule 6.10   Certain Expenses

EXHIBITS

Exhibit A     Form of Amended and Restated Agreement of Limited Partnership
Exhibit B     Form of Occidental Contribution Agreement
Exhibit C     Form of Amended and Restated Parent Agreement
Exhibit D     Form of Sales Agreement (Ethylene)

                          MASTER TRANSACTION AGREEMENT


     This Master Transaction Agreement (this "Agreement") dated May 15, 1998 is entered into by and among Equistar Chemicals, LP, a Delaware limited partnership (the "Partnership"), Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), Lyondell Petrochemical Company, a Delaware corporation ("Lyondell"), and Millennium Chemicals Inc., a Delaware corporation ("Millennium").

     The definitions of capitalized terms used in this Agreement, including the appendices hereto, are set forth in Appendix A hereto.

     WHEREAS, Lyondell and Millennium entered into the Master Transaction Agreement dated July 25, 1997, as amended, which contemplated, among other things, the formation of the Partnership;

     WHEREAS, the Initial Partners entered into the Limited Partnership Agreement of the Partnership dated October 10, 1997 and the Certificate of Limited Partnership with respect to the Partnership became effective October 17, 1997;

     WHEREAS, the Partnership commenced operations December 1, 1997 upon its acquisition of the Subject Businesses of Lyondell and Millennium Petrochemicals Inc., a Virginia corporation and an indirect wholly owned subsidiary of Millennium ("Millennium Petrochemicals");

     WHEREAS, Lyondell and Millennium, the respective ultimate parent entities of the Initial Partners, desire to admit to the Partnership (i) PDG Chemical Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Occidental ("PDG Chemical"), as a general partner, and (ii) Occidental Petrochem Partner 1, Inc., a Delaware corporation and a wholly owned Subsidiary ("OCC Sub") of Occidental Chemical Corporation, a New York corporation ("OCC"), and Occidental Petrochem Partner 2, Inc., a Delaware corporation and a wholly owned Subsidiary ("Oxy CH Sub") of Oxy CH Corporation, a California corporation ("Oxy CH"), as limited partners, upon the transfer to the Partnership of the Subject Business to be contributed by the Occidental Partners, each a wholly owned Subsidiary of Occidental;

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Occidental Partners will contribute their Subject Business to the Partnership through a merger, a partnership interest transfer and certain asset transfers, the Partnership will issue Units to the Occidental Partners and the Occidental Partners will become partners in the Partnership, and certain other agreements will be entered into as provided for herein; and

     WHEREAS, the Parties have made all applicable filings under the HSR Act with respect to the transactions contemplated hereby and have received confirmation from the Federal Trade Commission of the early termination of the applicable waiting period under the HSR Act;

     WHEREAS, the parties who have executed this Agreement (the "Parties") wish to make certain representations and warranties to one another and provide for the coordination of the closing of all the transactions contemplated by this Agreement (the "Closing");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties set forth herein, it is hereby agreed as follows:

                                   SECTION 1
                         RELATED AGREEMENTS AND CLOSING

      1.1 Tier 1 Related Agreements. The Tier 1 Related Agreements are designated as such on Appendix B. Forms of each of the Tier 1 Related Agreements (including forms of certain of the exhibits and versions of certain of the schedules thereto current as of the dates indicated therein) are attached as Exhibits to this Agreement. On the terms and subject to the conditions set forth herein, the Parties shall cause each such agreement to be executed and delivered by the appropriate parties thereto at the Closing in substantially the form attached hereto with such changes as may be agreed to by the Parties in good faith.

      1.2 Tier 2 Related Agreements. The Tier 2 Related Agreements are designated as such on Appendix B. The forms of each of the Tier 2 Related Agreements shall be negotiated by the Parties prior to the Closing in good faith. On the terms and subject to the conditions set forth herein, the Parties shall cause such agreements to be executed and delivered in such forms by the appropriate parties thereto at the Closing.

      1.3 Closing Date.  Provided that the conditions precedent set forth in
Section 4 of this Agreement shall have been satisfied or waived, the Closing shall be held at a mutually agreeable location on the date hereof or on such other date as may be agreed to in writing by the Parties (the "Closing Date"). The Closing shall be deemed to occur at 4:00 a.m. Houston, Texas time on the Closing Date.

      1.4 Partnership Long-term Debt. At or immediately subsequent to the Closing Date, the Partnership's long-term debt shall consist of: (i) borrowings under a bank credit agreement or agreements providing for maximum borrowings in the amount of $1.25 billion (inclusive of any amounts to be used for working capital purposes); (ii) Lyondell Assumed Debt (as defined in the Initial Master Transaction Agreement) in the amount of $745 million and (iii) Occidental Assumed Debt in the amount of $205 million; provided, however, that the amount of the credit agreement or agreements described in (i) above may be adjusted to such greater amount as may be reasonably satisfactory to the Partnership and Occidental.

      1.5 Closing Transactions. As contemplated by this Agreement and by the Occidental Contribution Agreement and the Amended and Restated Partnership Agreement, as applicable, on the Closing Date:

          (a) OCC will contribute or cause to be contributed certain assets to OCC Sub which will simultaneously contribute such assets to the Partnership, subject to the assumption by the Partnership of certain liabilities;

          (b) OCC Sub will assign a lease for certain assets to the Partnership;

          (c) Oxy CH will contribute all of the issued and outstanding capital stock of Oxy Petrochemicals to Oxy CH Sub;

          (d) Oxy Petrochemicals Inc., a wholly owned direct Subsidiary of Oxy CH Sub ("Oxy Petrochemicals") and the Partnership will merge, with the Partnership as the surviving entity;

          (e) PDG Chemical will contribute or cause to be contributed certain assets to the Partnership, subject to the assumption by the Partnership of certain liabilities;

          (f) the Partnership will (i) issue Units to the Occidental Partners (pursuant to asset contributions, partnership interest transfer or the merger, as the case may be) and the Occidental Partners will be admitted as partners of the Partnership and (ii) issue Units to Lyondell LP, Lyondell GP, Millennium LP and Millennium GP;

          (g) OCC will agree to guarantee (with the form and terms thereof to be substantially in the form attached to that certain letter agreement, of even date, by and between OCC and the Partnership) $419,700,000 of indebtedness of the Partnership; and

          (h) the Partnership shall deliver (i) a note to Oxy CH Sub obligating the Partnership to pay $419,700,000 plus interest in accordance with the terms described therein and (ii) a note to Millennium LP obligating the Partnership to pay $75 million plus interest in accordance with the terms described therein.


                                   SECTION 2
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Partnership. Except as set forth on Schedule 2.1, the Partnership represents and warrants to each other Party as follows:

          (a) Organization, Good Standing and Power. The Partnership (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority under its constituent documents to own, lease and operate its assets and to conduct its Subject Business now being conducted by it, (ii) is duly authorized, qualified or licensed to do business as a foreign limited partnership in, and is in good standing in, each of the jurisdictions in which its right, title or interest in or to any of the assets held by it requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified, licensed or in good standing would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, and (iii) has, and in the case of the Related Agreements to be executed by it at or prior to the Closing, will have, all requisite corporate power and authority, or power and authority under its constituent documents, to enter into this Agreement and, as applicable, the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder.

          (b) Authorization and Validity of Agreements.

            (i) The execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or similar action on its part. This Agreement has been duly and validly executed and delivered by the Partnership and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

            (ii) The execution, delivery and performance by the Partnership of the Related Agreements to which it will be a party and the consummation by it of the transactions contemplated thereby will be, as of the Closing, duly authorized and approved by all necessary action on its part. At the Closing, each of the Related Agreements to which the Partnership will be a party will be duly and validly executed and delivered by the Partnership and will be upon execution and delivery a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

          (c) Lack of Conflicts.   Except with respect to the HSR Act as set
     forth in Section 4.1(d), each of the execution, delivery and performance by the Partnership of this Agreement and the Related Agreements to which it is or will be a party and the consummation by it of the transactions contemplated hereby and thereby does not and, as of the Closing, will not
     (i) violate (with or without the giving of notice or the lapse of time or both) any Legal Requirement applicable to it or its Subsidiaries, other than those that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, (ii) conflict with, or result in the breach of, any provision of the charter or by-laws or similar governing or organizational documents of it or its Subsidiaries, (iii) result in the creation of any Encumbrance upon any of their assets, other than those contemplated by this Agreement or any of the Related Agreements, or those that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, or (iv) violate, conflict with or result in the breach or termination of or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of, any contract, indenture, lease, mortgage, Government License or other agreement or instrument to which it or any of its Subsidiaries is a party or by which the properties or businesses of it or any of its Subsidiaries are bound, except for violations, conflicts, breaches, terminations and defaults that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business.

          (d) Certain Fees. Neither the Partnership nor any of its Affiliates nor any of its officers, directors or employees, on behalf of it or such Affiliates, has employed any broker or finder or incurred any other liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (e) Financial Statements. The Partnership's audited financial statements as of and for the year ended December 31, 1997 and any unaudited quarterly financial statements prepared pursuant to Section 5.4 of the Partnership Agreement since December 31, 1997 (in each case including any notes thereto), were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that unaudited or quarterly financial statements do not contain all GAAP notes to such financial statements) and each fairly presents the consolidated (or combined, as applicable) financial position, results of operations and changes in partners' equity and cash flows of the Partnership and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (f) Absence of Certain Changes. Since December 31, 1997, (i) the Partnership and its Affiliates have not incurred any material liabilities or obligations, fixed, contingent, accrued or otherwise, (A) that relate to or are allocable to its Subject Business and that have had or are reasonably likely to have a Material Adverse Effect with respect to its Subject Business, or (B) that would cause the long-term debt of the Partnership immediately prior to the Closing to exceed the aggregate of $1.745 billion and any amounts borrowed under the Partnership's bank credit facility for working capital, (ii) the Partnership and its Affiliates have conducted its Subject Business in all material respects in the ordinary course, and (iii) no event, occurrence or other matter has occurred that is reasonably likely to have a Material Adverse Effect with respect to its Subject Business, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industry-wide application that affects its Subject Business and Occidental's Subject Business in a substantially similar way.

          (g) Partnership Documents. The Partnership has provided to Occidental a true and correct copy of the Partnership Agreement, as amended to date. The Partnership has provided to Occidental true and correct copies of (i) all minutes of meetings of the Partnership Governance Committee held to date and such minutes accurately reflect all actions, approvals and authorizations (including with respect to the Strategic Plan) by or of the Partnership Governance Committee, (ii) the Strategic Plan and (iii) the current annual budget of the Partnership.

          (h) Partnership Interests. Without giving effect to this Agreement or the transactions contemplated hereby, Lyondell LP, Lyondell GP, Millennium LP and Millennium GP are the only Partners in the Partnership and the only holders of Units, in the denominations set forth in the Partnership Agreement. Without giving effect to this Agreement or the transactions contemplated hereby, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Partnership to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Partnership.

          (i) Conduct of the Partnership Subject Business since December 1, 1997. Except as required or contemplated by approvals or authorizations (including the Strategic Plan) by or of the Partnership Governance Committee, since the contribution of their Subject Assets to the Partnership by Lyondell and Millennium on December 1, 1997, the Partnership has:

          (i) maintained its books, accounts and records relating to its Subject Business in the usual, regular and ordinary manner, complied in all material respects with all Legal Requirements and contractual obligations applicable to its Subject Business or to the conduct of its Subject Business and performed all of its material obligations relating to its Subject Business;

          (ii) not (A) modified or changed in any material respect any of its assets or disposed of any material asset except for (1) inventory, equipment, supplies and other assets sold or otherwise disposed of in the ordinary course of business and (2) any assets that in the ordinary course of business were replaced with substantially similar assets, (B) except in the ordinary course of business, (x) entered into any contract, commitment or agreement material to the operation of its Subject Business or use of its assets or, except as expressly contemplated by or required pursuant to their respective terms, modified or changed in any material respect any obligation under any such contract, commitment or agreement, (y) modified or changed in any material respect any obligation under its Government Licenses, (z) modified or changed in any material respect the manner in which the products produced by its Subject Business are marketed and sold, or (C) entered into interest rate protection or other hedging agreements (except for hydrocarbon hedging agreements entered into in the ordinary course and expiring prior to December 31, 1998) relating to its Subject Business; provided, that, for purposes of (A) and (B), "material" shall mean a change or modification that was subject to the unanimous voting requirement of Section 6.7 of the Partnership Agreement; and

          (iii) not waived any material claims or rights relating to its Subject Business.

          (j)  Employee Benefits.

          (i) Each of the Partnership's Defined Benefit and Defined Contribution Pension Plans covering employees ("Employee Plan") is in substantial compliance with applicable requirements prescribed by any and all Legal Requirements, including, but not limited to the Code, except for violations the occurrence of which would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to its Subject Business;

          (ii) The Partnership has in all material respects performed all obligations required to be performed by it under ERISA, the Code and any other applicable Legal Requirements and under the terms of each Employee Plan, except such failures to perform which would not in the aggregate reasonably be expected to have a Material Adverse Effect with respect to its Subject Business. The Partnership has received no written notice of the existence of any material default or violation by any other party of any of such Legal Requirements, terms or requirements applicable to any of the Employee Plans;

          (iii) Other than routine claims for benefits, the Partnership has not received any written notice of any pending material claims or lawsuits which have been asserted or instituted against any of the Employee Plans, the assets of the trust or funds under the Employee Plans, the sponsor or administrator of any of the Employee Plans, or against any fiduciary of any of the Employee Plans with respect to the operation of such Plan;

          (iv) The Partnership has not received any written notice of any pending investigation or pending enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other Authority with respect to any of the Employee Plans;

          (v) All contributions required to be made under the terms of the Partnership's Employee Plans have been timely made. No Employee Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA);

          (vi) All of the Partnership's "group health plans" (within the meaning of Code Section 5000(b)(1)) have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act;

          (vii) There has been no act or omission by the Partnership that has given rise to or may give rise to material fines, penalties, taxes, or related charges under Section 502(c), (i) or (l) or Section 4071 of ERISA or Chapter 43 of the Code or the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA;

          (viii) Except with respect to the transactions contemplated by this Agreement, no "reportable event" within the meaning of Section 4043 of ERISA, or prohibited transaction within the meaning of Section 406 of ERISA, has occurred with respect to any Employee Plan which would reasonably be expected to have a Material Adverse Effect; and

          (ix) No Employee Plan is a "multiemployer plan" as such term is defined in section 3(37) of ERISA. No Employee Plan is a plan maintained by more than one employer (a so-called "multiple employer plan") for purposes of section 413(c) of the Code or otherwise.

          (k) Conduct of Business in Compliance with Regulatory and Contractual Requirements. The Partnership and each Affiliate thereof is operating and conducting its Subject Business in compliance with all applicable Legal Requirements, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which would reasonably be expected to have a Material Adverse Effect with respect to its Subject Business.

          (l) Legal Proceedings. There is no litigation, proceeding, claim, grievance, arbitration, investigation or other action to which the Partnership or any Affiliate thereof is a party (including proceedings or claims by or before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor or any other Authority) (i) that is pending or, to the Knowledge of the Partnership, threatened, (ii) that relates in any way to the operation or conduct of its Subject Business, or to the transactions contemplated by this Agreement, and (iii) that upon resolution adverse to Partnership or any Affiliate, could reasonably be expected to have a Material Adverse Effect with respect to its Subject Business.

          (m) Initial Asset Contributions. To the Partnership's Knowledge, there is no basis for a claim by the Partnership against Lyondell or Millennium Petrochemicals for breach of representation or warranty of any of their respective representations and warranties set forth in the Lyondell Asset Contribution Agreement or the Millennium Asset Contribution Agreement.

      2.2 Representations and Warranties of Occidental.   Except as set forth on
Schedule 2.2, Occidental represents and warrants to each other Party as follows:

          (a) Organization, Good Standing and Power. Occidental and each member of its Group (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its assets and, if applicable, to conduct the Subject Business now being conducted by it and to be conducted by it as of the Closing, (ii) is duly authorized, qualified or licensed to do business as a foreign corporation in, and is in good standing in, each of the jurisdictions in which its right, title or interest in or to any of the assets held by it or the Subject Business conducted by it, if applicable, requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified, licensed or in good standing would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, and (iii) has, and in the case of the Related Agreements to be executed by it at or prior to the Closing, will have, all requisite corporate power and authority to enter into this Agreement and, as applicable, the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder.

          (b) Authorization and Validity of Agreements. Assuming the approval of Occidental's board of directors referred to in Section 4.3(d):

            (i) The execution, delivery and performance by Occidental of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or similar action on its part. This Agreement has been duly and validly executed and delivered by Occidental and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

               (ii) The execution, delivery and performance by Occidental and each member of its Group of the Related Agreements to which it or any member of its Group will be a party and the consummation by it and its Group of the transactions contemplated thereby will be, as of the Closing, duly authorized and approved by all necessary corporate or similar action on its or their part. At the Closing, each of the Related Agreements to which Occidental or any member of its Group will be a party will be duly and validly executed and delivered by Occidental or member and will be upon execution and delivery a legal, valid and binding obligation, enforceable against it or such member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

          (c) Lack of Conflicts.  Assuming satisfaction of the condition in
     Section 4.1(c) and receipt of the Consents contemplated by Schedule 4.3(f), and except with respect to the HSR Act as set forth in Section 4.1(d), each of the execution, delivery and performance by Occidental and each member of its Group of this Agreement and the Related Agreements to which any of them is or will be a party and the consummation by them of the transactions contemplated hereby and thereby does not and, as of the Closing, will not (i) violate (with or without the giving of notice or the lapse of time or both) any Legal Requirement applicable to any of them or any of their Subsidiaries, other than those that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, (ii) conflict with, or result in the breach of, any provision of the charter or by-laws or similar governing or organizational documents of any of them or any of their Subsidiaries, (iii) result in the creation of any Encumbrance upon any of their assets, other than those contemplated by this Agreement or any of the Related Agreements, or those that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business, or (iv) violate, conflict with or result in the breach or termination of or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of, any contract, indenture, lease, mortgage, Government License or other agreement or instrument to which any of them or any of their Subsidiaries is a party or by which the properties or businesses of any of them or any of their Subsidiaries are bound, except for violations, conflicts, breaches, terminations and defaults that would not be reasonably likely to have a Material Adverse Effect with respect to its Subject Business.

          (d) Certain Fees. Neither Occidental nor any of its Affiliates nor any of its officers, directors or employees, on behalf of it or such Affiliates, has employed any broker or finder or incurred any other liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (e) SEC Reports; Financial Statements.

            (i) Occidental has filed all material forms, reports and documents required to be filed by it with the SEC since December 31, 1996 (its "SEC Reports"). Occidental's SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of Occidental's SEC Reports, as of the date they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) The financial statements (including any notes thereto) contained in Occidental's SEC Reports were prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with quarterly reports on Form 10-Q do not contain all GAAP notes to such financial statements) and each fairly presents the consolidated (or combined, as applicable) financial position, results of operations and changes in stockholders' equity and cash flows of Occidental and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (f) Absence of Certain Changes. Since December 31, 1996, (i) Occidental and its Affiliates have not incurred any material liabilities or obligations, fixed, contingent, accrued or otherwise, that relate to or are allocable to its Subject Business and that have had or are reasonably likely to have a Material Adverse Effect with respect to its Subject Business, (ii) Occidental and its Affiliates have conducted its Subject Business in all material respects in the ordinary course, consistent with past practice, and (iii) no event, occurrence or other matter has occurred that is reasonably likely to have a Material Adverse Effect with respect to the Subject Business of Occidental, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industry-wide application that affects the Partnership's Subject Business and Occidental's Subject Business in a substantially similar way.

      2.3 Representations and Warranties of Lyondell.  Except as set forth on
Schedule 2.3, Lyondell represents and warrants to each other Party as follows:

          (a) Organization, Good Standing and Power. Lyondell and each member of its Group (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its assets, (ii) is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in, and is in good standing in, each of the jurisdictions in which its right, title or interest in or to any of the assets held by it requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified, licensed or in good standing would not be reasonably likely to have a Material Adverse Effect with respect to the Partnership's Subject Business, and (iii) has, and in the case of the Related Agreements to be executed by it at or prior to the Closing, will have, all requisite corporate power and authority, or power and authority under its constituent documents, to enter into this Agreement and, as applicable, the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder.

          (b)   Authorization and Validity of Agreements.

            (i) The execution, delivery and performance by Lyondell of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or similar action on its part. This Agreement has been duly and validly executed and delivered by Lyondell and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

            (ii) The execution, delivery and performance by Lyondell and each member of its Group of the Related Agreements to which it or any member of its Group will be a party and the consummation by it and its Group of the transactions contemplated thereby will be, as of the Closing, duly authorized and approved by all necessary corporate or similar action on its or their part. At the Closing, each of the Related Agreements to which Lyondell or any member of its Group will be a party will be duly and validly executed and delivered by Lyondell or member and will be upon execution and delivery a legal, valid and binding obligation, enforceable against it or such member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

          (c) Lack of Conflicts.   Except with respect to the HSR Act as set
     forth in Section 4.1(d), each of the execution, delivery and performance by Lyondell and each member of its Group of this Agreement and the Related Agreements to which any of them is or will be a party and the consummation by them of the transactions contemplated hereby and thereby does not and, as of the Closing, will not (i) violate (with or without the giving of notice or the lapse of time or both) any Legal Requirement applicable to any of them or any of their Subsidiaries, other than those that would not be reasonably likely to have a Material Adverse Effect with respect to Lyondell, (ii) conflict with, or result in the breach of, any provision of the charter or by-laws or similar governing or organizational documents of any of them or any of their Subsidiaries, (iii) result in the creation of any Encumbrance upon any of their assets, other than those contemplated by this Agreement or any of the Related Agreements, or those that would not be reasonably likely to have a Material Adverse Effect with respect to Lyondell, or (iv) violate, conflict with or result in the breach or termination of or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of, any contract, indenture, lease, mortgage, Government License or other agreement or instrument to which any of them or any of their Subsidiaries is a party or by which the properties or businesses of any of them or any of their Subsidiaries are bound, except for violations, conflicts, breaches, terminations and defaults that would not be reasonably likely to have a Material Adverse Effect with respect to Lyondell.

          (d) Certain Fees. Neither Lyondell nor any of its Affiliates nor any of its officers, directors or employees, on behalf of it or such Affiliates, has employed any broker or finder or incurred any other liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (e) Joint Proxy Statement. The Joint Proxy Statement was prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations thereunder, and, as of the date of the Stockholders' Meetings and insofar as it relates to the Subject Business of Lyondell, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Title to Lyondell Units. Without giving effect to this Agreement or the transactions contemplated hereby, Lyondell LP and Lyondell GP each owns the number of Units set forth in Section 2.1 of the Partnership Agreement opposite its name. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Partnership or any member of the Lyondell Group to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Partnership.

      2.4 Representations and Warranties of Millennium.  Except as set forth on
Schedule 2.4, Millennium represents and warrants to each other Party as follows:

          (a) Organization, Good Standing and Power. Millennium and each member of its Group (i) is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority or power under its constituent documents to own, lease and operate its assets, (ii) is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in, and is in good standing in, each of the jurisdictions in which its right, title or interest in or to any of the assets held by it requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified, licensed or in good standing would not be reasonably likely to have a Material Adverse Effect with respect to the Partnership's Subject Business, and (iii) has, and in the case of the Related Agreements to be executed by it at or prior to the Closing, will have, all requisite corporate power and authority, or power and authority under its constituent documents, to enter into this Agreement and, as applicable, the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder.

          (b)   Authorization and Validity of Agreements.

            (i) The execution, delivery and performance by Millennium of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or similar action on its part. This Agreement has been duly and validly executed and delivered by Millennium and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

            (ii) The execution, delivery and performance by Millennium and each member of its Group of the Related Agreements to which it or any member of its Group will be a party and the consummation by it and its Group of the transactions contemplated thereby will be, as of the Closing, duly authorized and approved by all necessary corporate or similar action on its or their part. At the Closing, each of the Related Agreements to which Millennium or any member of its Group will be a party will be duly and validly executed and delivered by Millennium or member and will be upon execution and delivery a legal, valid and binding obligation, enforceable against it or such member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws related to or affecting creditors' rights generally and by general equity principles.

          (c) Lack of Conflicts. Except with respect to the HSR Act as set forth in Section 4.1(d), each of the execution, delivery and performance by Millennium and each member of its Group of this Agreement and the Related Agreements to which any of them is or will be a party and the consummation by them of the transactions contemplated hereby and thereby does not and, as of the Closing, will not (i) violate (with or without the giving of notice or the lapse of time or both) any Legal Requirement applicable to any of them or any of their Subsidiaries, other than those that would not be reasonably likely to have a Material Adverse Effect with respect to Millennium, (ii) conflict with, or result in the breach of, any provision of the charter or by-laws of any of them or any of their Subsidiaries,
     (iii) result in the creation of any Encumbrance upon any of their assets, other than those contemplated by this Agreement or any of the Related Agreements, or those that would not be reasonably likely to have a Material Adverse Effect with respect to Millennium, or (iv) violate, conflict with or result in the breach or termination of or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event which with notice, lapse of time or both, would constitute a default or event of default under the terms of, any contract, indenture, lease, mortgage, Government License or other agreement or instrument to which any of them or any of their Subsidiaries is a party or by which the properties or businesses of any of them or any of their Subsidiaries are bound, except for violations, conflicts, breaches, terminations and defaults that would not be reasonably likely to have a Material Adverse Effect with respect to Millennium.

          (d) Certain Fees. Neither Millennium nor any of its Affiliates nor any of its officers, directors or employees, on behalf of it or such Affiliates, has employed any broker or finder or incurred any other liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (e) Joint Proxy Statement. The Joint Proxy Statement was prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations thereunder, and, as of the date of the Stockholders' Meetings and insofar as it relates to the Subject Business of Millennium, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Title to Millennium Units. Without giving effect to this Agreement or the transactions contemplated hereby, Millennium LP and Millennium GP each owns the number of Units set forth in Section 2.1 of the Partnership Agreement opposite its name. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Partnership or any member of the Millennium Group to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Partnership.


                                   SECTION 3
                             ADDITIONAL AGREEMENTS

      3.1 Access to Information. Each of Occidental and the Partnership agrees that, during the period commencing on the date hereof and ending at the Closing,
(i) it will give or cause to be given to any other Party and its representatives reasonable access during normal business hours to the offices, plants, properties, books and records relating to its Subject Business as such other Party may reasonably request, (ii) it will furnish or cause to be furnished to any other Party, such financial and operating data and any other information with respect to the business and properties of its Subject Business as such other Party may reasonably request (provided such data and information need only be furnished to the extent it was prepared in the ordinary course) and (iii) any other Party and its representatives shall be entitled to reasonable access during normal business hours to the representatives, officers, employees and contractors of such Party who are involved in its Subject Business as such other Party may reasonably request; provided, that Lyondell and Millennium also agree to the foregoing provisions to the extent that any of the foregoing remain in their possession and have not been transferred to the Partnership; provided, further that, after consultation, to the extent permissible, with such other Party, such Party may restrict access and provision of information to the extent it reasonably believes necessary to (w) comply with existing confidentiality agreements with third parties (provided that, upon such other Party's reasonable request, it shall use its commercially reasonable efforts to secure waivers of any such confidentiality agreements), (x) ensure compliance with antitrust laws,
(y) preserve the secrecy of confidential information to the extent not related to its Subject Business and (z) preserve legal privilege; and provided, further that any access or information obtained by any Party and its representatives in accordance with this Section 3.1 and otherwise in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements shall be subject to the terms and conditions of the Confidentiality Agreement.

      3.2 Conduct of the Occidental Subject Business Pending the Closing Date. Occidental agrees that, except as required or contemplated by this Agreement or otherwise consented to or approved in writing by the Partnership, during the period commencing on the date hereof and ending on the Closing Date, it will and will cause its Affiliates to:

          (a) use its commercially reasonable efforts to operate and maintain its Subject Business in all material respects only in the usual, regular and ordinary manner consistent with past practice (including undertaking scheduled or necessary "turnarounds" or other maintenance work and including offsite storage, treatment and disposal of chemical substances generated prior to the Closing) and, to the extent consistent with such operation and maintenance, use commercially reasonable efforts to preserve the present business organization of its Subject Business intact, keep available the services of, and good relations with, the present employees and preserve present relationships with all persons having business dealings with its Subject Business, except in each case for such matters that, individually and in the aggregate, do not and are not reasonably likely to have a Material Adverse Effect on its Subject Business;

          (b) maintain its books, accounts and records relating to its Subject Business in the usual, regular and ordinary manner, on a basis consistent with past practice, comply in all material respects with all Legal Requirements and contractual obligations applicable to its Subject Business or to the conduct of its Subject Business and perform all of its material obligations relating to its Subject Business;

          (c) not (i) modify or change in any material respect any of its Contributed Assets or dispose of any material Contributed Asset except for
     (A) inventory, equipment, supplies and other Contributed Assets sold or otherwise disposed of in the ordinary course of business and (B) any Contributed Assets that in the ordinary course of business are replaced with substantially similar Contributed Assets, (ii) except in the ordinary course of business after consultation with the Partnership, (x) enter into any contract, commitment or agreement that would be material to the operation of its Subject Business or use of the Contributed Assets or, except as expressly contemplated by this Agreement or expressly contemplated by or required pursuant to their respective terms, modify or change in any material respect any obligation under any such contract, commitment or agreement, (y) modify or change in any material respect any obligation under its Government Licenses, (z) modify or change in any material respect the manner in which the products produced by its Subject Business are marketed and sold, or (iii) enter into interest rate protection or other hedging agreements (except for hydrocarbon hedging agreements entered into in the ordinary course and expiring prior to December 31, 1998) relating to its Subject Business;

          (d) not waive any material claims or rights relating to its Subject Business;

          (e) after obtaining Knowledge thereof, give notice to the Partnership of any claim or litigation (threatened or instituted) or any other event or occurrence which could reasonably be expected to have a Material Adverse Effect on its Contributed Assets or Subject Business, other than the types of events, occurrences or other matters referred to in the proviso set forth in Section 2.2(f)(iii);

          (f) not take any action that is reasonably likely to result in its representations and warranties in Section 2 hereof, or in the form of Occidental Contribution Agreement, not being true in all material respects as of the Closing Date; and

          (g) not agree, whether in writing or otherwise, to take any action it has agreed pursuant to this Section 3.2 not to take;

provided, however, that notwithstanding anything to the contrary contained in this Section 3.2, prior to the Closing Date the Occidental Group and the Partnership will act independently of each other in making decisions as to the research and development, raw materials, manufacturing, pricing, marketing and distribution of their products. It is acknowledged by the Parties that the Originator Receivables Sale Agreement dated as of October 27, 1998, by and among Occidental Receivables Inc., OCC and other parties, has been terminated with respect to Oxy Petrochemicals.

      3.3 Conduct of the Partnership Subject Business Pending the Closing Date. The Partnership agrees that, except as required or contemplated by approvals or authorizations (including the Strategic Plan) by or of the Partnership Governance Committee prior to the date hereof or by this Agreement (including, without limitation, Schedule 3.3 hereto) or otherwise consented to or approved in writing by Occidental, during the period commencing on the date hereof and ending on the Closing Date, it will and will cause its Affiliates to:

          (a) use its commercially reasonable efforts to operate and maintain its Subject Business in all material respects only in a usual, regular and ordinary manner consistent with the Strategic Plan (including undertaking scheduled or necessary "turnarounds" or other maintenance work and including offsite storage, treatment and disposal of chemical substances generated prior to the Closing) and, to the extent consistent with such operation and maintenance, use commercially reasonable efforts to preserve the present business organization of its Subject Business intact, keep available the services of, and good relations with, the present employees and preserve present relationships with all persons having business dealings with its Subject Business, except in each case for such matters that, individually and in the aggregate, do not and are not reasonably likely to have a Material Adverse Effect on its Subject Business;

          (b) maintain its books, accounts and records relating to its Subject Business in the usual, regular and ordinary manner, comply in all material respects with all Legal Requirements and contractual obligations applicable to its Subject Business or to the conduct of its Subject Business and perform all of its material obligations relating to its Subject Business;

          (c) not (i) modify or change in any material respect any of its assets or dispose of any material asset except for (A) inventory, equipment, supplies and other assets sold or otherwise disposed of in the ordinary course of business and (B) any assets that in the ordinary course of business are replaced with substantially similar assets, (ii) except in the ordinary course of business after consultation with Occidental, (x) enter into any contract, commitment or agreement that would be material to the operation of its Subject Business or use of its assets or, except as expressly contemplated by this Agreement or expressly contemplated by or required pursuant to their respective terms, modify or change in any material respect any obligation under any such contract, commitment or agreement,

     (y) modify or change in any material respect any obligation under its Government Licenses, (z) modify or change in any material respect the manner in which the products produced by its Subject Business are marketed and sold, or (iii) enter into interest rate protection or other hedging agreements (except for hydrocarbon hedging agreements entered into in the ordinary course and expiring prior to December 31, 1998) relating to its Subject Business; provided, that, for purposes of (i) and (ii), "material" shall mean a change or modification that is subject to the unanimous voting requirement of Section 6.7 of the Partnership Agreement;

          (d) not waive any material claims or rights relating to its Subject Business;

          (e) after obtaining Knowledge thereof, give notice to Occidental of any claim or litigation (threatened or instituted) or any other event or occurrence which could reasonably be expected to have a Material Adverse Effect on its assets or Subject Business, other than the types of events, occurrences or other matters referred to in the proviso set forth in
     Section 2.1(f)(iii);

          (f) not take any action that is reasonably likely to result in its representations and warranties in Section 2 hereof not being true in all material respects as of the Closing Date;

          (g) not to make any distributions that are not in compliance with
     Section 3.1 of the Partnership Agreement; and

          (h) not agree, whether in writing or otherwise, to take any action it has agreed pursuant to this Section 3.3 not to take;

provided, however, that notwithstanding anything to the contrary contained in this Section 3.3, prior to the Closing Date the Occidental Group and the Partnership will act independently of each other in making decisions as to the research and development, raw materials, manufacturing, pricing, marketing and distribution of their products.

      3.4 Further Actions.

          (a) Each Party will use its commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to resolve the objections, if any, as may be asserted by any Authority with respect to the transactions contemplated hereby under any antitrust laws or regulations; provided that no Party shall be required to take any action that could have any material adverse effect on its or its Affiliates' business, operations, prospects, assets, condition (financial or otherwise) or results of operations or that would, or would be reasonably likely to, materially frustrate the financial or other business benefits reasonably expected to be derived by any Party from the transactions contemplated by this Agreement.

          (b) Subject to the terms and conditions hereof, each Party agrees to act in good faith and to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and under the Related Agreements to be entered into by such Party or its Affiliates at Closing, and to confirm that such transactions have been accomplished, including without limitation, using all commercially reasonable efforts: (i) to obtain and effect prior to the Closing Date all necessary Consents and Filings; and (ii) to, in the case of Occidental, obtain prior to the Closing Date all Government Licenses or consents to the transfer of any Government Licenses that are transferable by it or its Affiliates necessary to consummate the transactions contemplated hereby and by the Related Agreements and to allow for the prudent and uninterrupted operation of the Subject Business by the Partnership after the Closing. Each Party shall furnish to the other Party and its Affiliates such necessary information and assistance as the other may reasonably request in connection with its preparation of any such Filings or other materials required in connection with the foregoing.

          (c) Occidental shall use its commercially reasonable efforts to procure all Consents that are necessary to transfer its Subject Business to the Partnership. Notwithstanding any other provision of this Agreement to the contrary, the Parties hereto acknowledge and agree that at the Closing Occidental or any Occidental Partner, as applicable, will not assign to the Partnership any Contract or warranties which by their terms require Consent from any other contracting party thereto unless any such Consent has been obtained prior to the Closing Date. Before the Closing, the other Parties and the Partnership will use their commercially reasonable efforts and cooperate with Occidental and the Occidental Partners (together, the "Contracting Party") in obtaining any necessary Consents to the assignment of the Contracts, including, without limitation, by furnishing to the Contracting Party or other parties to any Contract summary financial information and other information with respect to the Partnership reasonably requested by the Contracting Party or such other parties and taking any such other actions (which, subject to any provisions to the contrary included in any Related Agreement, shall not include the incurrence of any expense not otherwise required to be incurred) as the Contracting Party or such other parties may reasonably request for the purpose of obtaining any releases, waivers or terminations as the Contracting Party may reasonably request on behalf of itself or any Affiliate. No representation is made by the Contracting Party with respect to whether any Consent to assign a Contract will be obtainable, and in no event shall the initial capital contributions be subject to reduction as a result of any Contract not being assigned to the Partnership at the Closing by virtue of the necessary Consent not being obtained. Following the Closing, the Partnership, Occidental and the Occidental Partners shall cooperate with each other and use commercially reasonable efforts to obtain those Consents that were not obtained prior to the Closing and (i) if such Consents are obtained following the Closing, Occidental and the Occidental Partners shall execute and deliver any other and further instruments of assignment, assumption, transfer and conveyance and take such other and further action as the Partnership may request in order to assign to the Partnership any Contract or warranties to which such Consents relate and
     (ii) pending such transfer or issuance to the Partnership, shall provide, to the extent it may lawfully do so, the Partnership with the benefits of any such Contracts, in which case, as provided for in the Occidental Contribution Agreement, the

     Partnership shall promptly assume and discharge (or reimburse Occidental or its Affiliate for) all obligations and liabilities associated with the benefits of such Contracts so made available to the Partnership.

          (d) Occidental shall keep each other Party fully informed from time to time as any other Party shall reasonably request as to the status of all Consents being sought by Occidental or a Occidental Partner pursuant to
     Section 3.4(c).

          (e) Each Party shall furnish to the other Party such information, cooperation and assistance as reasonably may be requested in connection with the foregoing.

          (f) Each Party shall negotiate and otherwise act in good faith to complete, execute and deliver the Related Agreements at the Closing and to effect the Closing at the earliest practicable date.

      3.5 Notifications. Each Party shall notify the other Parties and keep them advised as to (i) any litigation or administrative proceeding that is either pending or, to its Knowledge, threatened against such Party which challenges the transactions contemplated hereby; (ii) in the case of the Partnership or Occidental, any material damage to or destruction of its Subject Business and (iii) any fact of which such Party has Knowledge that indicates that any condition to Closing is reasonably likely not to be satisfied in a timely fashion.

      3.6 Employee Matters.

          (a) Substantially all employees of Occidental, OCC, Oxy Petrochemicals or one of the Occidental Partners who are associated primarily with Occidental's Subject Business shall be offered employment with the Partnership pursuant to the terms of the Occidental Contribution Agreement.

          (b) The Partnership shall provide benefits to such employees who become employees of the Partnership under the benefit plans and programs of the Partnership upon employment with the Partnership, subject to the more specific provisions of the Occidental Contribution Agreement.

          (c) No provision of this Agreement shall require OCC, Oxy Petrochemicals or any of the Occidental Partners to fail to comply with the terms of any current collective bargaining agreement.

      3.7 Partnership Unanimous Consent Items. No action that requires the consent of Representatives of both Lyondell and Millennium pursuant to Section
6.7 of the Partnership Agreement shall be taken prior to the Closing without the consent of Occidental (other than actions regarding this Agreement and the transactions contemplated hereby).

                                   SECTION 4
                             CONDITIONS TO CLOSING

      4.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

           (a) No Injunction, etc. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body or any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority shall be in effect which materially restrains, enjoins or otherwise prohibits (i) the transactions contemplated hereby; (ii) the ownership by the Partnership (including enjoyment of any rights relating thereto) of its Subject Business or Occidental's Subject Business at and after the Closing; or (iii) the operation by the Partnership of its Subject Business or Occidental's Subject Business at and after the Closing; and no Proceeding seeking any such injunction or order shall be pending; provided, that before any determination is made to the effect that this condition has not been satisfied, each Party shall each use commercially reasonable efforts to have such order or injunction lifted, vacated or dismissed.

           (b) Tier 2 Related Agreements. The Parties shall have reached agreement with respect to definitive execution forms of the Tier 2 Related Agreements in accordance with Section 1.2.

           (c) Government Licenses and Consents. Occidental shall have obtained and effected all Government Licenses and Consents required from any Authority for the consummation of the transactions contemplated hereunder and under the Related Agreements to be entered into at the Closing and required to allow for the prudent and uninterrupted operation of its Subject Business by the Partnership after the Closing in a manner consistent with past practices, except for those Government Licenses and Consents, the absence of which is not, in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Occidental's Subject Business.

           (d) HSR Act. The waiting period applicable to the Closing under the HSR Act shall have expired or been terminated, and no consent, approval, permit or authorization in connection therewith shall impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on any Party (assuming the Closing has taken place) or that would, or would be reasonably likely to, materially frustrate the financial or other business benefits reasonably expected to be derived by any Party from the transactions contemplated by this Agreement.

      4.2 Conditions Precedent to Obligations of the Partnership. The obligations of the Partnership under this Agreement are subject to the satisfaction (or waiver by the Partnership) on or prior to the Closing Date of each of the following conditions:

           (a) Accuracy of Representations and Warranties. Notwithstanding any investigation, inspection or evaluation conducted or notice or Knowledge obtained by any member of the Equistar Group, all representations and warranties of members of the Occidental Group contained in this Agreement and the Related Agreements that contain qualifications and exceptions relating to materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date, and all other representations and warranties of the members of such Group contained in such agreements shall be true and correct in all material respects as of the Closing Date.

           (b) Performance of Agreements. Occidental and its Affiliates shall in all material respects have performed and complied with all obligations and agreements contained in this Agreement, and executed all agreements and documents (including the Tier 1 Related Agreements and the Tier 2 Related Agreements) to be performed, complied with or executed by it or them on or prior to the Closing Date.

           (c) No Material Adverse Change. After the date of this Agreement, no event, occurrence or other matter shall have occurred that is reasonably likely to have a Material Adverse Effect with respect to Occidental's Subject Business, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industry-wide application that affects the Partnership's Subject Business and Occidental's Subject Business in a substantially similar way.

           (d) Officer's Certificates. The Partnership shall have received a certificate, dated the Closing Date, signed by the President or a Vice President of Occidental to the effect that, to the Knowledge of Occidental, the conditions specified in the above paragraphs have been fulfilled.

      4.3 Conditions Precedent to Obligations of Occidental. The obligations of Occidental under this Agreement are subject to the satisfaction (or waiver by Occidental) on or prior to the Closing Date of each of the following conditions:

           (a) Accuracy of Representations and Warranties. Notwithstanding any investigation, inspection or evaluation conducted or notice or Knowledge obtained by any member of the Occidental Group, all representations and warranties of the Partnership and of members of the Lyondell Group and the Millennium Group contained in this Agreement and the Related Agreements that contain qualifications and exceptions relating to materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date, and all other representations and warranties of such Persons contained in such agreements shall be true and correct in all material respects as of the Closing Date.

           (b) Performance of Agreements. Each of the Partnership, Lyondell and its Affiliates and Millennium and its Affiliates shall in all material respects have performed and complied with all obligations and agreements contained in this Agreement, and executed all agreements and documents (including the Tier 1 Related Agreements and the Tier 2 Related Agreements) to be performed, complied with or executed by it or them on or prior to the Closing Date.

           (c) No Material Adverse Change. After the date of this Agreement, no event, occurrence or other matter shall have occurred that is reasonably likely to have a Material Adverse Effect with respect to the Partnership's Subject Business, provided that this determination shall be made without regard to any change in general economic or political conditions or any change in raw materials prices, product prices, industry capacity or other matter of industry-wide application that affects the Partnership's Subject Business and Occidental's Subject Business in a substantially similar way.

           (d) Board of Directors Approval. This Agreement and the Tier 1 Related Agreements, and the transactions contemplated by such agreements, shall have been duly authorized and approved by Occidental's board of directors.

           (e) Officer's Certificates. Occidental shall have received certificates, dated the Closing Date, signed by the President or a Vice President of each of the Partnership, Lyondell and Millennium to the effect that, to the Knowledge of such Party, the conditions specified in the above paragraphs have been fulfilled; provided, that, with respect to the conditions set forth in Sections 4.3(a) and 4.3(b), such certificates shall only concern the accuracy of representations and warranties and performance of agreements of the Partnership, the Lyondell Group and the Millennium Group, respectively.

           (f) Third Party Consents.  All Consents of any third party listed on
     Schedule 4.3(f) shall have been obtained.

                                   SECTION 5
                             TERMINATION AND WAIVER

      5.1 General. This Agreement may be terminated and the transactions contemplated herein and in the Related Agreements may be abandoned at any time prior to the Closing:

          (a) by the written consent of the Parties;

          (b) by the Partnership, by notice to Occidental, if there has been a material misrepresentation or a breach of an agreement by Occidental in this Agreement that (i) if such misrepresentation or breach existed on the Closing Date, would constitute a failure to satisfy the conditions to Closing set forth in Section 4.2(b) and (ii) has not been cured and cannot reasonably be cured within 30 days after all other conditions to Closing have been satisfied;

          (c) by Occidental, by notice to the Partnership, if there has been a material misrepresentation or a breach of an agreement by any of the Partnership, Lyondell or

     Millennium in this Agreement that (i) if such misrepresentation or breach existed on the Closing Date, would constitute a failure to satisfy the conditions to Closing set forth in Section 4.3(b) and (ii) has not been cured and cannot reasonably be cured within 30 days after all other conditions to Closing have been satisfied;

          (d) by any Party, by notice to each other Party, if after the date hereof and prior to the Closing any final, non-appealable order or injunction shall be issued by any federal or state court of competent jurisdiction in the United States or by any United States Authority, or any Legal Requirement shall be promulgated or enacted by any United States Authority, that would have the effect of prohibiting or making unlawful the performance of this Agreement, the execution, delivery or performance of any Related Agreement or the consummation of the Closing; and

          (e) by any Party, by notice to each other Party, in the event that, for any reason, the Closing does not occur on or before December 31, 1998; provided, however, that if the Closing does not occur due to the act or omission of one of the Parties, that Party may not terminate this Agreement pursuant to the provisions of this Section 5.1(e).

      5.2 Effect of Termination. In the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any Party, its Subsidiaries or their respective officers or directors; provided, however, that upon any such termination the obligations of the Parties with respect to this Section 5, expenses under Section 6.10 and confidentiality under Section 6.6 shall remain in full force and effect; and provided, further, that nothing herein will relieve any party from liability for damages for any breach of this Agreement.

                                   SECTION 6
                                 MISCELLANEOUS

      6.1 Successors and Assigns. Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of all of the Parties. No Party may otherwise assign or delegate any of its rights or obligations under this Agreement without the prior written consent of all of the other Parties, which consent shall be in the sole and absolute discretion of each such Party. Any purported assignment or delegation without such consent shall be void and ineffective.

      6.2 Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the Parties, and no other Person (including employees) shall have any right, claim or cause of action under or by virtue of this Agreement.

      6.3 Notices. All notices, requests and other communications that are required or may be given under this Agreement shall, unless otherwise provided for elsewhere in this Agreement, be in writing and shall be deemed to have been duly given if and when (i) transmitted by telecopier facsimile with proof of confirmation from the transmitting machine or (ii) delivered by commercial courier or other hand delivery, as follows:

Equistar Chemicals, LP:               Occidental Petroleum Corporation:
Gerald A. O'Brien                     10889 Wilshire Boulevard
Vice President and Secretary          Los Angeles, California 90024
Equistar Chemicals, LP                Attention:  President
1221 McKinney Street                  Telecopy Number: (310) 443-6977
Houston, Texas 77010
Telecopy Number: (713) 309-4718

with a copy to:                       with a copy to:

Baker & Botts, L.L.P.                 Occidental Petroleum Corporation
910 Louisiana Street                  10889 Wilshire Boulevard
Houston, Texas 77002                  Los Angeles, California 90024
Attention: Stephen A. Massad          Attention:  General Counsel
Telecopy Number: (713) 229-1522       Telecopy Number: (310) 443-6333

Lyondell Petrochemical Company:       Millennium Chemicals Inc.:
Kerry A. Galvin                       George H. Hempstead, III
Chief Corporate Counsel and           Senior Vice President,
  Corporate Secretary                 Law and Administration and Secretary
Lyondell Petrochemical Company        Millennium Chemicals Inc.
1221 McKinney Street                  99 Wood Avenue South
Houston, Texas 77010                  Iselin, New Jersey 08830
Telecopy Number:  (713) 309-4718      Telecopy Number: 908-603-6857

      6.4 Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the Parties, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

      6.5 Press Releases. Unless otherwise mutually agreed, no Party shall make or authorize any public release of information regarding the matters contemplated by, or any provisions or terms of, this Agreement or the Related Agreements, and Occidental shall not make or authorize any public release of information regarding the Partnership, except (i) that a press release or press releases in mutually agreed upon form or forms shall be issued by the Parties as promptly as is practicable following the execution of this Agreement, (ii) that the Parties may, after consultation with each other, communicate with employees, customers, suppliers, stockholders, lenders, lessors, and other particular groups as may be necessary or appropriate and not inconsistent with the prompt consummation of the transactions contemplated by this Agreement and (iii) after consultation with each other, as required by law or stock exchange rule or as necessary for the assertion or enforcement of contractual rights.

      6.6 Confidentiality Agreement. Lyondell, on behalf of the Partnership, and Occidental have heretofore entered into the Confidentiality Agreement relating to the exchange between Lyondell and the Partnership, on the one hand, and Occidental and the Occidental Partners, on the other hand, of certain confidential information related or otherwise pertinent to the transactions contemplated by this Agreement. Nothing in this Agreement shall be construed as impairing or otherwise limiting the obligations assumed pursuant to the Confidentiality Agreement by the parties thereto. The Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the earlier of Closing or its expiration date. The Partnership and Millennium shall be bound by, and shall be entitled to the benefits of, such Confidentiality Agreement to the same extent as if they were parties thereto.

      6.7 Construction. In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction;
(ii) no consideration shall be given to the fact or presumption that any of the Parties had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word "includes" and its syntactic variants mean "includes, but is not limited to" and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) each gender shall be deemed to include the other genders; (vii) each exhibit, appendix, attachment and schedule to this Agreement is a part of this Agreement; and
(viii) any reference herein or in any schedule hereto to any agreements entered into prior to the date hereof shall include any amendments or supplements made thereto.

      6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

      6.9 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

      6.10 Transaction Costs.

          (a) Subject to subsection (b) and Section 2.8 of the Occidental Contribution Agreement, and except as provided on Schedule 6.10, all reasonable out-of-pocket costs, fees and expenses incurred at any time by any Party in connection with the negotiation, execution and delivery of this Agreement, the satisfaction of the conditions to Closing under this Agreement and the consummation of the transactions contemplated hereby shall be reimbursed by the Partnership (if the cost, fee or expense was incurred by a Party other than the Partnership) and if incurred or reimbursed by the Partnership shall be shared by Lyondell, Millennium and Occidental pro rata in accordance with the relative interests to be held by their Subsidiaries in the Partnership after Closing; provided, however, that if any one expense item or series of directly related expenses exceeds $5 million, all of such expense or expenses in excess of such $5 million shall be paid by the Party incurring such expense.

          (b) Notwithstanding the foregoing, each Party shall be solely responsible for and bear all of its own respective costs, fees and expenses if this Agreement is terminated and the Closing does not occur.

      6.11 Amendment. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the Parties.
Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      6.12 Jurisdiction; Consent to Service of Process; Waiver. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES TO THIS AGREEMENT SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE EARLIER OF THE CLOSING DATE OR THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

      6.13 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      6.14 Action by the Partnership. Any determination (including as to the satisfaction of any and all conditions precedent to the obligations of the Partnership set forth in Section 4.2 of this Agreement), consent, approval, waiver, other action or right to be made, given, taken or exercised by the Partnership pursuant to or as contemplated by this Agreement shall be subject to the Partnership Governance Committee unanimous voting requirements set forth in
Section 6.7 of the Partnership Agreement; provided, however, that the Partnership's exercise of its right of termination set forth in Section 5.1(b) of this Agreement shall only require the approval of either two or more Representatives of Lyondell or two or more Representatives of Millennium, acting separately.


                            [SIGNATURE PAGES FOLLOW]

    IN WITNESS WHEREOF, this Master Transaction Agreement has been executed on behalf of each of the Parties, by their respective officers thereunto duly authorized, effective as of the date first written above.

                              EQUISTAR CHEMICALS, LP


                              By:   /s/   Eugene R. Allspach
                                  -----------------------------------------
                                  Name:   Eugene R. Allspach
                                  Title:  President and Chief Operating
                                          Officer


                              OCCIDENTAL PETROLEUM CORPORATION


                              By:   /s/  S.P. Dominick, Jr.
                                  -----------------------------------------
                                  Name:   S.P. Dominick, Jr.
                                  Title:  Vice President and Controller


                              LYONDELL PETROCHEMICAL COMPANY


                              By:   /s/   Dan F. Smith
                                  -----------------------------------------
                                  Name:   Dan F. Smith
                                  Title:  Chief Executive Officer


                              MILLENNIUM CHEMICALS INC.


                              By:  /s/   George H. Hempstead, III
                                  -----------------------------------------
                                  Name:   George H. Hempstead, III
                                  Title:  Senior Vice President



                [Signature Page to Master Transaction Agreement]

                                   APPENDIX A
                                       TO
                          MASTER TRANSACTION AGREEMENT


                                  DEFINITIONS
                                  -----------

"Affiliate" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified; provided, however, that for purposes of this Agreement (i) Canadian Occidental Petroleum Ltd. and any entities controlled by it shall not be considered an Affiliate of the Occidental Group, (ii) Suburban Propane Partners, L.P. and any entities controlled by it shall not be considered an Affiliate of the Millennium Group, (iii) neither the Partnership nor any entity controlled by it shall be considered an Affiliate of the Occidental Group, the Lyondell Group or the Millennium Group, (iv) no member of the Occidental Group, the Lyondell Group or the Millennium Group shall be considered an Affiliate of the Partnership and (v) the Partnership shall not be considered an Affiliate of any member of the Occidental Group, the Lyondell Group or the Millennium Group. For purposes of this definition, the term "control" shall have the meaning set forth in 17 CFR 230.405, as in effect on the date hereof.

"Agreement" shall mean this Master Transaction Agreement entered into between the Parties as of the date hereof.

"Amended and Restated Partnership Agreement" shall mean that certain Amended and Restated Partnership Agreement of the Partnership to be executed and delivered at the Closing in substantially the form attached hereto as Exhibit A.

"Assumed Liabilities" shall have the meaning assigned to such term in the Occidental Contribution Agreement.

"Authority" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, department or instrumentality thereof, or any court or arbitrator (public or private).

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are closed in New York City, New York.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Closing" shall have the meaning set forth in the seventh WHEREAS clause of this Agreement.

"Closing Date" shall have the meaning set forth in Section 1.3.

"Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated December 11, 1997 between Lyondell and Occidental.

"Consent" shall mean any consent, waiver, approval, authorization, exemption, registration, license or declaration of or by any other Person or any Authority, or any expiration or termination of any applicable waiting period under any Legal Requirement, required with respect to any Party or any party to the Related Agreements in connection with (i) the execution and delivery of this Agreement or any of the Related Agreements or (ii) the consummation of any of the transactions provided for hereby or thereby.

"Contracts" shall have the meaning assigned to such term in the Occidental Contribution Agreement.

"Contributed Assets" shall have the meaning assigned to the term "Assets" in the Occidental Contribution Agreement.

"Encumbrance" shall mean any lien, charge, encumbrance, security interest, title defect, option or any other restriction or third-party right.

"ERISA" shall mean the Employee Retirement Income Security Act, as amended.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Equistar Group" shall mean the Partnership, the Initial Partners, Lyondell, Millennium and Millennium Petrochemicals.

"Filing" shall mean any filing with any Person or any Authority required with respect to any Party in connection with (i) the execution and delivery of this Agreement or any of the Related Agreements or (ii) the consummation of any of the transactions provided for hereby or thereby.

"GAAP" shall have the meaning set forth in Section 2.1(e).

"Government License" shall have the meaning assigned to such term in the Occidental Contribution Agreement.

"Group" shall mean the Equistar Group, the Occidental Group, the Lyondell Group or the Millennium Group, as appropriate.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Initial Master Transaction Agreement" shall mean the Master Transaction Agreement dated July 25, 1997, between Lyondell and Millennium, as amended.

"Initial Partners" shall mean Lyondell LP, Lyondell GP, Millennium LP and Millennium GP.

"Joint Proxy Statement" shall mean the Joint Proxy Statement of Lyondell and Millennium dated October 17, 1997.

"Knowledge" shall mean with respect to any Party the actual knowledge of (i) any current plant manager, (ii) any current officer of such Party having responsibilities with respect to an applicable Subject Business or the transactions contemplated in this Agreement, (iii) in the case of Occidental, any current officer of OCC, Oxy Petrochemicals or of an Occidental Partner having responsibilities with respect to Occidental's Subject Business or the transactions contemplated in this Agreement, and (iv) any current employee reporting directly to an officer described in clause (ii) or (iii).

"Legal Requirement" shall mean any law, statute, rule, ordinance, decree, regulation, requirement, order or judgment of any Authority including the terms of any Government License.

"Lyondell" shall have the meaning set forth in the first paragraph of this Agreement.

"Lyondell Asset Contribution Agreement" shall mean that certain Asset Contribution Agreement dated December 1, 1997, to which Lyondell and the Partnership are parties.

"Lyondell GP" shall mean Lyondell Petrochemical G.P. Inc., a Delaware corporation and a wholly owned Subsidiary of Lyondell.

"Lyondell Group" shall mean Lyondell, Lyondell LP and Lyondell GP.

"Lyondell LP" shall mean Lyondell Petrochemical L.P. Inc., a Delaware corporation and a wholly owned Subsidiary of Lyondell.

"Lyondell Note" shall mean that certain promissory note in the aggregate principal amount of $345 million dated December 1, 1997 payable to the Partnership by Lyondell LP.

"Material Adverse Effect" shall mean any adverse circumstance or consequence that, individually or in the aggregate, has an effect that is material to the financial condition, results of operations, assets or business of the applicable Party or Subject Business (taken as a whole), as the case may be.

"Millennium" shall have the meaning set forth in the first paragraph of this Agreement.

"Millennium Asset Contribution Agreement" shall mean that certain Asset Contribution Agreement dated December 1, 1997, to which Millennium Petrochemicals and the Partnership are parties.

"Millennium GP" shall mean Millennium GP LLC, a Delaware limited liability company and an indirect, wholly owned Subsidiary of Millennium.

"Millennium Group" shall mean Millennium, Millennium Petrochemicals, Millennium LP and Millennium GP.

"Millennium LP" shall mean Millennium LP LLC, a Delaware limited liability company and an indirect, wholly owned Subsidiary of Millennium.

"Millennium Petrochemicals" shall have the meaning set forth in the third WHEREAS clause of this Agreement.

"Occidental" shall have the meaning set forth in the first paragraph of this Agreement.

"Occidental Contribution Agreement" shall mean that certain Agreement and Plan of Merger and Asset Contribution between the Occidental Partners, Oxy Petrochemicals and the Partnership to be executed and delivered at the Closing in substantially the form attached hereto as Exhibit B.

"Occidental Assumed Debt" shall mean the Lease Intended for Security, dated December 18, 1991, among OCC, the institutions listed on Schedule I thereto, Norwest Bank Minnesota, National Association, as Agent and Chemical Bank and the Bank of Nova Scotia, as Information Agents, and having an amount outstanding as of the date of this Agreement of $205 million.

"Occidental Group" shall mean Occidental, OCC, Oxy CH, and the Occidental Partners and, prior to the Closing, Oxy Petrochemicals.

"Occidental Partners" shall mean PDG Chemical, OCC Sub and Oxy CH Sub.

"OCC" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

"OCC Sub" shall have the meaning set forth in the fourth WHEREAS clause.

"Oxy CH" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

"Oxy CH Sub" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

"Oxy Petrochemicals" shall have the meaning set forth in Section 1.5(d).

"Parties" shall have the meaning set forth in the seventh WHEREAS clause of this Agreement.

"Partnership" shall have the meaning set forth in the first paragraph of this Agreement.

"Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership dated October 10, 1997.

"Partnership Governance Committee" shall mean the "Partnership Governance Committee" as defined in the Partnership Agreement.

"PDG Chemical" shall have the meaning set forth in the fourth WHEREAS clause of this Agreement.

"Person" shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization.

"Proceeding" shall mean any action, suit, claim or legal, administrative or arbitration proceeding or governmental investigation to which any Party or an Affiliate is a party.

"Related Agreements" shall mean the Tier 1 Related Agreements and the Tier 2 Related Agreements.

"Representatives" shall mean the "Representatives," as defined in the Partnership Agreement.

"SEC" shall mean the Securities and Exchange Commission.

"SEC Reports" shall have the meaning set forth in Section 2.2.(e).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Stockholders' Meetings" shall mean the special stockholders meetings of each of Lyondell and Millennium held November 20, 1997.

"Strategic Plan" shall mean the Five-Year Strategic Plan adopted by the Partnership Governance Committee, as amended and modified prior to the date hereof pursuant to action of the Partnership Governance Committee, as set forth in minutes of their meetings.

"Subject Business" shall mean (i) in the case of Occidental, the "Contributed Business" as defined in the Occidental Contribution Agreement, including the Contributed Assets and the Assumed Liabilities related thereto; (ii) in the case of each of Lyondell and Millennium, their respective "Contributed Businesses" as defined in their respective Asset Contribution Agreements dated December 1, 1997; and (iii) in the case of the Partnership, the business of the Partnership, which consists substantially of the Subject Business of Lyondell and Millennium.

"Subsidiary" shall mean, with respect to any Party, any Person of which such Party, either directly or indirectly, owns 50% or more of the equity or voting interests, except, in the case of Lyondell, Lyondell-CITGO Refining Company Ltd. and Equistar Chemicals, LP.

"Tier 1 Related Agreements" shall mean those agreements so designated on Appendix B, forms of each of which (including forms of the exhibits and certain of the schedules thereto current as of the dates indicated therein), are attached hereto as Exhibits.

"Tier 2 Related Agreements" shall mean those agreements so designated on Appendix B (including Appendix B-2), descriptions of certain terms of which are included thereon.

"Unit" shall mean a unit representing a partnership interest in the Partnership.

                                   APPENDIX B
                                       TO
                          MASTER TRANSACTION AGREEMENT


                           LIST OF RELATED AGREEMENTS
                           --------------------------


Tier 1 Related Agreements

     1. Amended and Restated Agreement of Limited Partnership

     2. Agreement and Plan of Merger and Asset Contribution among the Occidental Partners, Oxy Petrochemicals and the Partnership

     3. Amended and Restated Parent Agreement

     4. Sales Agreement (Ethylene)


Tier 2 Related Agreements

     1. Agreements the form of which is an exhibit to the Occidental Agreement and Plan of Merger and Contribution.

     2. Operating Agreement by and between the Partnership and OCC.

     3. Tolling Processing Agreement by and between the Partnership and OCC.

     4. Amended and Restated Indemnity Agreement among OCC, PDG Chemical, Oxy Petrochemicals, OCC Sub, Oxy CH Sub, Lyondell GP, Lyondell LP, Millennium GP, Millennium LP and Millennium America Inc., a Delaware corporation, amending and restating the Indemnity Agreement, dated December 1, 1997.

     5. Agreement between OCC and the Partnership obligating OCC to provide a guarantee for the collection of $419,700,000 of Partnership debt and obligating the Partnership to extend or refinance such debt for a term at least equivalent to the term of such guarantee.

     6. Agreement between OCC and the Partnership obligating the Partnership to prepay or restructure the Occidental Assumed Debt within an agreed period of time.

     7. Promissory Note for $419,700,000 of the Partnership payable to Oxy CH
        Sub.

     8. Promissory Note for $75 million of the Partnership payable to Millennium LP.

     9. Agreement for Assumption of Lease Intended for Security dated December 18, 1991 ($205 million).

    10. Assignment and Assumption Agreement related to Lease Intended for Security dated March 28,1994 (Pitney Bowes).

    11. Agreement regarding termination of Lyondell guaranty of certain Partnership railcar leases.

    12. Sublease by OCC to the Partnership related to 1990 railcar  lease.

    13. Sublease by Oxy Petrochemicals to the Partnership related to 1995 railcar lease.

    14. Tax Indemnity Agreement between OCC and the Partnership related to the 1990 railcar sublease.

    15. Tax Indemnity Agreement between Oxy Petrochemicals and the Partnership related to the 1995 railcar sublease.

    16. Master Arbitration Amendment to Related Agreements.

    17. First Amendment to Lyondell Asset Contribution Agreement.

    18. First Amendment to Millennium Asset Contribution Agreement.

    19. Transition Services Agreement between the Partnership and OCC.

    20. Pipeline Acquisition Agreement between OCC and the Partnership related to the Cyclohexane pipeline.

                                  SCHEDULE 2.1
                                       TO
                          MASTER TRANSACTION AGREEMENT


                         EXCEPTIONS TO REPRESENTATIONS
                       AND WARRANTIES OF THE PARTNERSHIP
                       ---------------------------------



                                     None.

                                  SCHEDULE 2.2
                                       TO
                          MASTER TRANSACTION AGREEMENT

           EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF OCCIDENTAL
           ----------------------------------------------------------



                                     None.

                                  SCHEDULE 2.3
                                       TO
                          MASTER TRANSACTION AGREEMENT

            EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF LYONDELL
            --------------------------------------------------------



                                     None.

                                  SCHEDULE 2.4
                                       TO
                          MASTER TRANSACTION AGREEMENT

           EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF MILLENNIUM
           ----------------------------------------------------------



                                     None.

                                  SCHEDULE 3.3
                                       TO
                          MASTER TRANSACTION AGREEMENT

               SELECTED CAPITAL PROJECTS AND CEILING EXPENDITURES
               --------------------------------------------------

EQUISTAR CHEMICALS, LP
CAPITAL EXPENDITURE SUMMARY

AMOUNTS IN MILLIONS

                                         1998    1999    2000    2001    2002
                                        -------------------------------------
Petrochemicals (1):

     Asset Maintenance                  $  18   $  22   $  34   $  34   $  34
     HS&E                                  10      10      10      10      10
     Profit generating - minor             13      17      24      24      34
     Profit generating - major             72      66      90     121      67
                                        -------------------------------------
          Total                           113     115     158     189     145
                                        -------------------------------------

Polymers (2):

     Asset maintenance                  $   7   $  10   $  12   $  16   $  14
     HS&E                                  10      10      13      13      13
     Profit generating - minor             11      16      24      20      23
     Profit generating - major             59     111      40      47      35
                                        -------------------------------------
          Total                            87     147      89      96      85
                                        -------------------------------------
Other                                       4       4       4       4       4
                                        -------------------------------------
          Total capital expenditures    $ 204   $ 266   $ 251   $ 289   $ 234
                                        =====================================

Lyondell                                $ 223   $ 139   $ 128   $ 207   $ 143
Millennium                                 82     140     181     147      91
Synergies                                (101)    (13)    (58)    (65)      -
                                        -------------------------------------
          Total capital expenditures    $ 204   $ 266   $ 251   $ 289   $ 234
                                        =====================================

(1) The $25 petrochemical capital reduction for 1998 and 1999 was $12 and $13 for asset maintenance and profit generating - minor, respectively.

(2) The $25 polymer capital reduction for 1998 and 1999 was $2, $3 and $20 for asset maintenance, HS&E and profit generating - minor, respectively.

EQUISTAR CHEMICALS, LP
SUMMARY OF MAJOR PROFIT GENERATING PROJECTS
PETROCHEMICALS
AMOUNTS IN MILLIONS

                                         1998    1999    2000    2001    2002
                                        -------------------------------------

Lyondell:
     JOV (33%)                              -       -      30      65      65
     Feed frac                              -       -      20      53       -
     AOF engineering study                 15       5       -       -       -
     BT debottleneck                        7      15       -       -       -
     BD debottleneck                        -       -       8       -       -
     C3 = pumping upgrade                   2       -       -       -       -
     BD pipeline connection                 -       2       -       -       -
     Aspentech                              3       4       2       1       -
     C2 = pipeline to LA                   50       -       -       -       -
                                        -------------------------------------
                                           77      26      60     119      65
                                        -------------------------------------
Lyondell synergies:
     C3 = pipeline conn                     5       -       -       -       -
     Accelerate Bd projects                 5       3      (8)      -       -
     Delete ethylene pipeline to LA       (50)      -       -       -       -
     C5 debottleneck                        5       -       -       -       -
                                        -------------------------------------
                                          (35)      3      (8)      -       -
                                        -------------------------------------
          Lyondell                         42      29      52     119      65
                                        -------------------------------------

Millennium:
     Ethylene debottleneck - Morris         5       6       -       -       -
     Ethylene debottleneck - Clinton        -       -      11       -       -
     JOV                                    -      30      65      65       -
     ARU recycle rerouting - LaPorte        -       1       7       -       -
     MCS upgrade                            -       -       -       2       2
                                        -------------------------------------
                                            5      37      83      67       2
                                        -------------------------------------

Millennium synergies:
     JOV                                          (30)    (65)    (65)
     QE1 feed flex                         25      30      20
                                        -------------------------------------
                                           25       -     (45)    (65)      -
                                        -------------------------------------
          Millennium                       30      37      38       2       2
                                        -------------------------------------
            Petrochemicals              $  72   $  66   $  90   $ 121   $  67
                                        =====================================

EQUISTAR CHEMICALS, LP
SUMMARY OF MAJOR PROFIT GENERATING PROJECTS
POLYMERS
AMOUNTS IN MILLIONS

                                         1998    1999    2000    2001    2002
                                        -------------------------------------
Lyondell:
     MTO line 4/Original spending          62      37       -       -       -
     Future major projects                  -       -       -      20      10
     Victoria expansion/pipeline           20       3       -       -       -
     Comm Development/Tech                  1       1       5       5       5
     Research center                        9       9       -       -       -
                                        -------------------------------------
                                           92      50       5      25      15
                                        -------------------------------------

Lyondell synergies:
     MTO line 4/pipeline                  (25)     46      10       -       -
     Research center                       (9)     (9)      -       -       -
                                        -------------------------------------
                                          (34)     37      10       -       -
                                        -------------------------------------
          Lyondell                         58      87      15      25      15
                                        -------------------------------------

Millennium:
     LDPE High EVA expansion                1      10       4       -       -
     LDPE debottleneck - Pt Arthur          -       2       5       1       -
     PP supported catalyst - Morris         -       4       1       -       -
     LDPE silo vent emissions - Pt Arthur   -       -       2       8       -
     LDPE silo vent emissions - Clinton     -       -       3       3       -
     LLDPE metallocene license              -       -      10       -       -
     Mid size projects                      -       8      10      10      20
                                        -------------------------------------
                                            1      24      35      22      20
                                        -------------------------------------

Millennium synergies:
     LLDPE metallocene license              -       -     (10)      -
                                        -------------------------------------
                                            -       -     (10)      -       -
                                        -------------------------------------
          Millennium                        1      24      25      22      20
                                        -------------------------------------
            Polymers                    $  59   $ 111   $  40   $  47   $  35
                                        =====================================

                                SCHEDULE 4.3(F)
                                       TO
                          MASTER TRANSACTION AGREEMENT

            THIRD PARTY CONSENTS AS CONDITIONS PRECEDENT TO CLOSING
            -------------------------------------------------------
                                  (OCCIDENTAL)


     Any consent required in connection with the following:

1. Lease Intended for Security, dated as of December 18, 1991, among Occidental Chemical Corporation, as Lessee, The Institutions Listed on
     Schedule I thereto, as Lessors, Norwest Bank Minnesota, N.A., as Agent and Chemical Bank and The Bank of Nova Scotia, as Information Agents, as amended.

2. Lease Intended for Security, dated as of March 28, 1994, between Occidental Chemical Corporation as Lessee and Pitney Bowes Credit Corporation, as Lessor.

3. Partnership Agreement, dated as of April 30, 1987, by and among PDG Acquisition Company, E. I. du Pont de Nemours and Company and PPG Chemicals Inc., as amended.

4. Lease Agreement, dated as of April 30, 1987 between PPG Industries, Inc. and PD Glycol.

                                 SCHEDULE 6.10
                                       TO
                        TO MASTER TRANSACTION AGREEMENT


                                CERTAIN EXPENSES
                                ----------------


     Each Party shall bear (i) all investment banking fees and disbursements incurred by it and (ii) all costs, fees and expenses incurred by it in connection with obtaining consents or waivers from holders of indebtedness for borrowed money of such Party or its Affiliates.

     Costs incurred pursuant to that certain joint retention letter agreement between Arnold & Porter, Occidental Chemical Corporation and Equistar Chemicals, LP dated December 17, 1997 shall be borne by the parties as provided for therein.